SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: June 15, 2000
(Date of earliest event reported)

Old Kent Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-14591 (Commission File Number)	38-1986608 (IRS Employer Identification No.)

111 Lyon Street, N.W. Grand Rapids, Michigan (Address of Principal Executive Offices)		49503 (Zip Code)

Registrant's telephone number,
including area code: (616) 771-5000

Item 5.          Other Events.

                    On June 15, 2000, Old Kent Financial Corporation, ("Old Kent"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Home Bancorp Financial Inc., ("Home"), pursuant to which Home Bancorp will be acquired by Old Kent (the "Merger"). As a result of the Merger, each outstanding share of Home Bancorp common stock, without par value ("Home Bancorp Common Stock"), will be converted into the right to receive .6614 shares of common stock of Old Kent, par value $1 per share.

                    The Merger is conditioned upon, among other things, approval by holders of a majority of Home Bancorp Common Stock and the receipt of certain regulatory and governmental approvals. It is intended that the Merger will be a tax free reorganization. It will be treated as a purchase for accounting and financial reporting purposes. The Merger Agreement is attached as Exhibit 2.1 and its terms are incorporated herein by reference.

                    Concurrently with their execution and delivery of the Merger Agreement, Old Kent and Home Bancorp entered into a stock option agreement (the "Stock Option Agreement") pursuant to which Home Bancorp granted Old Kent the right, upon the terms and subject to the conditions set forth in the Stock Option Agreement, to purchase up to 197,092 shares (approximately 9.999%) of Home Bancorp Common Stock at a price of $14.75 per share, subject to certain adjustments. The Stock Option Agreement is attached as Exhibit 2.2 and its terms are incorporated herein by reference.

                    A copy of a Press Release, dated June 16, 2000, issued by Old Kent and Home Bancorp relating to the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.          Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits:

	2.1	Agreement and Plan of Merger, among Home Bancorp, Old Kent Financial Corporation, and OK Acquisition Corporation, dated as of June 15, 2000.

	2.2	Stock Option Agreement, made as of June 15, 2000, by and between Old Kent Financial Corporation and Home Bancorp.

	99.1	Old Kent Press Release dated June 16, 2000.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2000	OLD KENT FINANCIAL CORPORATION (Registrant) By: /s/ Albert T. Potas Albert T. Potas Its Senior Vice President

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger, among Home Bancorp, Old Kent Financial Corporation, and OK Acquisition Corporation, dated as of June 15, 2000.

2.2	Stock Option Agreement, made as of June 15, 2000, by and between Old Kent Financial Corporation and Home Bancorp.

99.1	Old Kent Press Release dated June 16, 2000.